UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014 (August 21, 2014)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on Thursday, August 21, 2014. As of the close of business on July 18, 2014, the Company had outstanding 57,412,440 shares of common stock, of which 39,837,671 shares were represented at the meeting by proxy and in person. The matters voted upon and the final results of the voting were as follows:

Proposal 1:  Election of Directors

The following persons were elected to the Board of Directors to serve until the 2015 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Andrew J. Ashton	19,316,640	468,905	20,052,126
Siraj Nour El-Ahmadi	19,533,359	252,186	20,052,126
George Lauro	19,686,254	99,291	20,052,126

The following persons were elected to the Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Joseph A. Miller, Jr.	19,343,585	441,960	20,052,126
Ronald A. Bucchi	19,279,335	506,210	20,052,126

The following persons were elected to the Board of Directors to serve until the 2017 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Thomas E. Zelibor	18,690,834	1,094,711	20,052,126
James S. Marcelli	17,884,826	1,900,719	20,052,126
William C. Pickett, III	19,341,260	444,285	20,052,126

Proposal 2:  Approve Amendment to the Company’s 2007 Employee Stock Plan

The following votes were cast with respect to Proposal 2.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
18,422,884	1,228,300	134,361	20,052,126

Proposal 3:  Approve Amendment to the Company’s Articles of Incorporation

The following votes were cast with respect to Proposal 3. A total of 28,706,221 votes were required to be cast for the approval of this proposal.  The proposal was not approved.

For	Against	Abstain	Broker Non-votes
18,525,828	1,154,070	105,647	20,052,126

Proposal 4:  Ratify Morison Cogen LLP as the Company’s Independent Registered Public Accounting Firm

The following votes were cast with respect to Proposal 4.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
39,636,277	81,883	119,511	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: August 27, 2014